Exhibit (t)

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Jane E. Trust, Christopher Berarducci and Marc De Oliveira with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Director and/or officer of ClearBridge Energy Midstream Opportunity Fund Inc., a registration statement on Form N-2 (including amendments, post-effective amendments and prospectus supplements thereto) and all other documents in connection therewith, including, without limitation, any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, (the “Securities Act”), to be filed with the Securities and Exchange Commission pursuant to the Securities Act and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 14th day of August, 2025.

/s/ Jane E. Trust Jane E. Trust	President, Chief Executive Officer and Director

/s/ Christopher Berarducci Christopher Berarducci	Treasurer and Principal Financial Officer

/s/ Robert D. Agdern Robert D. Agdern	Director

/s/ Carol L. Colman Carol L. Colman	Director

/s/ Eileen A. Kamerick Eileen A. Kamerick	Chair, Director

/s/ Nisha Kumar Nisha Kumar	Director

/s/ Anthony Grillo Anthony Grillo	Director

/s/ Peter Mason Peter Mason	Director

/s/ Hillary A. Sale Hillary A. Sale	Director